EXHIBIT 99.1
------------


JONES LANG LASALLE                NEWS RELEASE



FOR IMMEDIATE RELEASE


                                  200 East Randolph Drive
                                  Chicago Illinois 60601


                                  22 Hanover Square
                                  London W1A 2BN


Contact:   Lauralee Martin
           Chief Financial Officer

Phone:     +1 312 228 2073

Email:     Lauralee.martin@am.joneslanglasalle.com



   JONES LANG LASALLE REPORTS 2002 NET INCOME IN LINE WITH GUIDANCE


CHICAGO AND LONDON, FEBRUARY 4, 2003 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading global real estate services and investment management firm, today reported net income of $27.1 million, or $0.85 per diluted share, for the fiscal year ended December 31, 2002. These results are in line with revised guidance and compare favorably to the prior year's
net loss of $15.4 million, or $0.51 per share.   Adjusted income of $34.3
million, which excludes after tax non-recurring and restructuring charges, was $1.08 per diluted share, slightly better than the First Call consensus estimate of $1.05, which also excluded the impact of these charges.

For the fourth quarter of 2002, net income was $17.5 million, or $0.55 per share, as compared with a net loss of $3.8 million or $0.13 per share in 2001. The results for the fourth quarter of 2002 include $13.3 million of non-recurring charges relating to the business restructuring approved by the Board of Directors in December and the impairment of a residential land co-investment from a business closed in 2001, offset by credits from the finalization of expenses associated with the 2001 global business restructuring. The results for the fourth quarter of 2001 included $49.1 million of non-recurring and restructuring charges primarily related to severance and professional fees.

-------------------------------------------------------------------------

     2002 Results Highlights

     . Net income of $27.1 million versus net loss of $15.4 million in the prior year

     .     Delivered in excess of $50 million targeted cost reductions

     .     Paid down credit facilities by more than $34 million

-------------------------------------------------------------------------

"Though it was disappointing to reduce our earnings targets for 2002 in the third quarter, I am pleased that we have achieved our revised target in markets which remain extremely difficult to forecast," said Chris Peacock, President and Chief Executive Officer of Jones Lang LaSalle. "This was due primarily to strong performance from LaSalle Investment Management and highly effective expense management in our Americas region. It is encouraging that Asia Pacific has been able to stabilize a long run of declining performance, while in Europe we are working hard to respond to challenging market conditions with appropriate organizational changes and expense reductions. During the year we continued to win key new clients and assignments and advance our market leadership."

Reflecting the continued slow economic conditions worldwide, revenues were $270.3 million for the quarter and $840.4 million for the year, down three percent and seven percent respectively in U.S. dollars and down seven and ten percent in local currencies. A focus on tight expense controls, together with the continuing benefits of 2001 management actions to bring the organization in line with the expected 2002 business environment, helped to offset the revenue declines. Operating expenses for the year, excluding non-recurring and restructuring charges, were $770.9 million, a five percent reduction on the prior year period in U.S. dollars, and $63 million or eight percent in local currency terms. The impact on depreciation and amortization of the adoption of SFAS 142, effective January 1, 2002, accounted for $10 million of this reduction, with the remaining $53 million exceeding the targeted cost savings of $50 million from the 2001 global business restructuring.

EBITDA was $38.4 million for the quarter and $90.7 million for the year, as compared to the prior year of $20.6 million and $59.8 million respectively. Reflecting the continued strong business cash flows, aggressive receivables management and reduced capital expenditures, the firm paid down its credit facilities by more than $34 million from the prior year period. The U.S. dollar reported book value of the firm's Eurobonds increased by $26.3 million as a result of the strengthening euro. Interest expense of $17.0 million was $3.1 million lower than the previous year reflecting the continued pay down of debt together with a generally lower interest rate environment, offset by the strengthening euro. Included in the current year tax expense of $11.0 million is a credit of $1.8 million associated with certain 2001 restructuring expenses which previously were not considered tax deductible. The 2002 effective tax rate, excluding the impact of the non-recurring and restructuring charges, is 34 percent as compared with 42 percent in 2001.


BUSINESS SEGMENT FOURTH QUARTER AND FULL-YEAR PERFORMANCE HIGHLIGHTS

OWNER AND OCCUPIER SERVICES

..    In the fourth quarter, the Americas region reported a three percent decline in revenues from the prior year period to $102.3 million, as the transactional businesses remained slow. Full-year 2002 revenues of $290.9 million were down eleven percent from 2001. Operating income for the quarter was $24.3 million, down slightly on the same period last year, primarily as incentive compensation was recaptured. For the year, operating income was up $5.7 million to $32 million, reflecting strong cost savings with expenses down $42.7 million.

..    Europe had a weak fourth quarter with revenues at $97.3 million, a nine percent decline on the prior year in U.S. dollars, eighteen percent in local currencies. The revenue decline reflected the weakened economic conditions in Germany and France and a softening in the English leasing market. For the full year, Europe's revenues declined nine percent in U.S. dollars from the previous year, to $314.4 million. In local currencies the decline was fourteen percent. Operating income for both the quarter and the year was down more than fifty percent as cost savings were not sufficient to offset reduced revenues.

..    The 2002 fourth quarter and full year revenues for Asia Pacific were six percent and two percent lower than the same periods in 2001 as gains in Japan and Korea were offset by continued reduced transaction activity in Australia, Hong Kong and Singapore. The reduced revenues in the fourth quarter resulted in a similar reduction in operating income of $2.5 million as expenses were held flat. Operating income for the year was essentially flat with 2001 as the reduced revenues were offset through cost savings.


INVESTMENT MANAGEMENT

During the fourth quarter of 2002, LaSalle Investment Management revenues were up $8.6 million from the prior year. This was a combination of increased advisory and incentive fees offset by reduced equity earnings from real estate co-investments. In addition, the impact of the stronger euro and pound sterling increased the reported U.S. dollar revenues by $1.7 million. Operating income for the fourth quarter of $5.5 million was up $1.0 million from the same period in 2001 as the increased revenues were offset by the increase in the ongoing cost base as a result of the investment in people for new fund growth, increased incentive compensation accruals and the impact of the strengthening European currencies on reported U.S. dollar expenses. Revenues for the year of $109.0 million were up five percent on the prior year in U.S. dollars, two percent in local currencies, reflecting strong advisory and implementation fees offset by reduced equity earnings. The costs of investing in people to support new fund growth, together with increased incentive compensation, resulted in a $1.7 million reduction in operating income to $20.0 million.


2003 OUTLOOK

"We are a seasonal business with net income generated predominately in the second half of the year; as such, we plan to give total year earnings guidance later in the year when we have a more predictable view of the economy and its impact on our clients," said Mr. Peacock. "Earnings guidance continues to be challenging due to the timing delays occurring with our clients' decisions around transactions and the resulting impact on revenues. Subject to this caveat, we anticipate the first quarter of this year will reflect a continued decline in Europe with relatively flat revenues year-over-year in the balance of our business. As a result, our guidance for the first quarter, where we normally experience a loss, is a loss in the range of $0.25-0.35 per share."

"We believe the actions taken with the year-end restructuring will produce improved year-over-year earnings performance. Most importantly, the long-term sustainable growth we are pursuing for 2003 and beyond will come from our continued strategic focus on excellence in client service, delivered by the best people in our industry, supported by targeted investment in growth areas."


ABOUT JONES LANG LASALLE

Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets on five continents. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with $23 billion of assets under management. For more information visit www.joneslanglasalle.com.

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2001, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002 in Jones Lang LaSalle's Proxy Statement dated April 4, 2002, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.

                               #   #   #



CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, February 5 at 9 a.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

..    United States callers: +1 800 967 7135

..    International callers: +1 719 457 2626

     Replay Information Available: (Noon EST) Wednesday,
     February 5 through (Midnight EST) Tuesday, February 11 at the following numbers

..    International Callers: +1 719 457 0820

..    U.S. Callers +1 888 203 1112

..    Pass code 297956


LIVE WEB CAST (available through February 12)
Follow these steps to listen to the web cast:

1.   You must have a minimum 14.4 Kbps Internet connection

2.   Log onto:
     http://www.firstcallevents.com/service/ajwz373496796gf12.html

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com

This information is also available on the Company's website at www.joneslanglasalle.com

                                       JONES LANG LASALLE INCORPORATED
                                     Consolidated Statements of Earnings
                      For the Three and Twelve Months Ended December 31, 2002 and 2001
                                      (in thousands, except share data)
                                                 (Unaudited)

                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                 2002 (1)       2001 (1)     2002 (1)(2)       2001 (1)
                                                ----------     ----------    -----------      ----------

Revenue:
  Fee based services  . . . . . . . . . . .     $  268,153        271,266        831,096         889,633
  Equity in earnings from unconsolidated
    ventures. . . . . . . . . . . . . . . .            176          1,883          2,581           8,560
  Other income. . . . . . . . . . . . . . .          1,987          4,111          6,752           7,256
                                                ----------     ----------     ----------      ----------
        Total revenue . . . . . . . . . . .        270,316        277,260        840,429         905,449

Operating expenses:
  Compensation and benefits . . . . . . . .        165,882        152,298        530,527         545,609
  Operating, administrative and other . . .         53,452         55,212        203,211         222,229
  Depreciation and amortization . . . . . .          8,886         11,954         37,125          47,420
  Non-recurring and restructuring charges:
    Compensation and benefits . . . . . . .         11,919         35,956         11,438          40,120
    Operating, administrative and other . .          1,429         13,136          3,433          37,112
                                                ----------     ----------     ----------      ----------
        Total operating expenses. . . . . .        241,568        268,556        785,734         892,490
                                                ----------     ----------     ----------      ----------

        Operating income. . . . . . . . . .         28,748          8,704         54,695          12,959

Interest expense, net of interest income. .          4,057          4,372         17,024          20,156
                                                ----------     ----------     ----------      ----------
        Income (loss) before provision
          for income taxes and
          minority interest . . . . . . . .         24,691          4,332         37,671          (7,197)

Net provision for income taxes. . . . . . .          8,164          8,079         11,037           7,986
Minority interests in earnings (losses)
  of subsidiaries . . . . . . . . . . . . .           (602)            15            711             228
                                                ----------     ----------     ----------      ----------
        Net income (loss) before
          extraordinary item and
          cumulative effect of change
          in accounting principle . . . . .     $   17,129         (3,762)        25,923         (15,411)
                                                ==========     ==========     ==========      ==========




                                       JONES LANG LASALLE INCORPORATED
                               Consolidated Statements of Earnings - Continued


                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                 2002 (1)       2001 (1)     2002 (1)(2)       2001 (1)
                                                ----------     ----------    -----------      ----------
Extraordinary gain on the buy-out
  of minority interest, net of tax (3). . .            341          --               341           --
Cumulative effect of change in
  accounting principle. . . . . . . . . . .          --             --               846           --
                                                ----------     ----------     ----------      ----------
        Net income (loss) . . . . . . . . .     $   17,470         (3,762)        27,110         (15,411)
                                                ==========     ==========     ==========      ==========

EBITDA (4). . . . . . . . . . . . . . . . .     $   38,444         20,623         90,722          59,767
                                                ==========     ==========     ==========      ==========

Basic earnings (loss) per common share
  before extraordinary item and cumulative
  effect of change in accounting principle.     $     0.56          (0.13)          0.85           (0.51)
Extraordinary gain on the buy-out of
  minority interest, net of tax . . . . . .           0.01          --              0.01           --
Cumulative effect of change in
  accounting principle. . . . . . . . . . .          --             --              0.03           --
                                                ----------     ----------     ----------      ----------
Basic earnings (loss) per common share. . .     $     0.57          (0.13)          0.89           (0.51)
                                                ==========     ==========     ==========      ==========
Basic weighted average shares outstanding .     30,670,749     30,091,845     30,486,842      30,016,122
                                                ==========     ==========     ==========      ==========

Diluted earnings (loss) per common share
  before extraordinary item and cumulative
  effect of change in accounting principle.     $     0.54          (0.13)          0.81           (0.51)
Extraordinary gain on the buy-out of
  minority interest, net of tax . . . . . .           0.01          --              0.01           --
Cumulative effect of change in
  accounting principle. . . . . . . . . . .          --             --              0.03           --
                                                ----------     ----------     ----------      ----------
Diluted earnings (loss) per common share. .     $     0.55          (0.13)          0.85           (0.51)
                                                ==========     ==========     ==========      ==========
Diluted weighted average shares outstanding     31,739,621     30,091,845     31,854,397      30,016,122
                                                ==========     ==========     ==========      ==========



Please reference attached financial statement notes.

                                       JONES LANG LASALLE INCORPORATED
                                          Segment Operating Results
                      For the Three and Twelve Months ended December 31, 2002 and 2001
                                               (in thousands)
                                                 (Unaudited)

                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                 2002 (1)       2001 (1)     2002 (1)(2)       2001 (1)
                                                ----------     ----------    -----------      ----------
OWNER & OCCUPIER SERVICES -
  AMERICAS
    Revenue:
      Implementation services . . . . . . .     $   56,356         59,440        135,013         158,775
      Management services . . . . . . . . .         45,610         45,211        154,255         165,940
      Equity earnings (losses). . . . . . .          --               280            (10)            366
      Other services. . . . . . . . . . . .            271            627          1,170           1,665
      Intersegment revenue. . . . . . . . .            101            292            476           1,191
                                                ----------     ----------     ----------      ----------
                                                   102,338        105,850        290,904         327,937
    Operating expenses:
      Compensation, operating and
        administrative. . . . . . . . . . .         73,530         74,368        240,141         277,473
      Depreciation and amortization . . . .          4,538          6,044         18,761          24,138
                                                ----------     ----------     ----------      ----------
        Operating income (5). . . . . . . .     $   24,270         25,438         32,002          26,326
                                                ==========     ==========     ==========      ==========

  EUROPE
    Revenue:
      Implementation services . . . . . . .     $   72,736         76,689        228,155         252,608
       Management services. . . . . . . . .         23,519         28,016         82,492          88,700
       Other services . . . . . . . . . . .          1,089          2,517          3,767           3,532
                                                ----------     ----------     ----------      ----------
                                                    97,344        107,222        314,414         344,840
    Operating expenses:
      Compensation, operating and
        administrative  . . . . . . . . . .         84,148         80,030        286,238         289,664
      Depreciation and amortization . . . .          2,287          3,314         10,421          12,652
                                                ----------     ----------     ----------      ----------
        Operating income (5). . . . . . . .     $   10,909         23,878         17,755          42,524
                                                ==========     ==========     ==========      ==========




                                       JONES LANG LASALLE INCORPORATED
                                    Segment Operating Results - Continued


                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                 2002 (1)       2001 (1)     2002 (1)(2)       2001 (1)
                                                ----------     ----------    -----------      ----------
  ASIA PACIFIC
    Revenue:
      Implementation services . . . . . . .     $   24,389         25,668         77,329          79,731
      Management services . . . . . . . . .         12,933         13,728         47,625          47,945
      Other services. . . . . . . . . . . .            580            865          1,624           1,878
                                                ----------     ----------     ----------      ----------
                                                    37,902         40,261        126,578         129,554
    Operating expenses:
      Compensation, operating and
        administrative. . . . . . . . . . .         34,730         34,435        120,136         122,959
      Depreciation and amortization . . . .          1,728          1,852          6,673           6,951
                                                ----------     ----------     ----------      ----------
        Operating income (loss) (5) . . . .     $    1,444          3,974           (231)           (356)
                                                ==========     ==========     ==========      ==========

  INVESTMENT MANAGEMENT-
    Revenue:
      Implementation services . . . . . . .     $    2,849            232          5,058           2,387
      Advisory fees . . . . . . . . . . . .         29,760         22,344        101,169          93,558
      Equity earnings . . . . . . . . . . .            176          1,603          2,591           8,194
      Other services  . . . . . . . . . . .             48             40            191             170
                                                ----------     ----------     ----------      ----------
                                                    32,833         24,219        109,009         104,309
    Operating expenses:
      Compensation, operating and
        administrative. . . . . . . . . . .         27,027         18,969         87,699          78,933
      Depreciation and amortization . . . .            333            744          1,270           3,679
                                                ----------     ----------     ----------      ----------
        Operating income (5). . . . . . . .     $    5,473          4,506         20,040          21,697
                                                ==========     ==========     ==========      ==========





                                       JONES LANG LASALLE INCORPORATED
                                    Segment Operating Results - Continued


                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                 2002 (1)       2001 (1)     2002 (1)(2)       2001 (1)
                                                ----------     ----------    -----------      ----------

----------------------------------------------------------------------------------------------------------------

  Total segment revenue . . . . . . . . . .     $  270,417        277,552        840,905         906,640
  Intersegment revenue eliminations . . . .           (101)          (292)          (476)         (1,191)
                                                ----------     ----------     ----------      ----------
        Total revenue . . . . . . . . . . .     $  270,316        277,260        840,429         905,449
                                                ==========     ==========     ==========      ==========

  Total segment operating expenses. . . . .     $  228,321        219,756        771,339         816,449
  Intersegment operating expense
    eliminations. . . . . . . . . . . . . .           (101)          (292)          (476)         (1,191)
                                                ----------     ----------     ----------      ----------
        Total operating expenses before
          non-recurring and restructuring
          charges . . . . . . . . . . . . .     $  228,220        219,464        770,863         815,258
                                                ==========     ==========     ==========      ==========

        Operating income before non-recurring
          and restructuring charges . . . .     $   42,096         57,796         69,566          90,191
                                                ==========     ==========     ==========      ==========


















Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED
                      Consolidated Balance Sheets
                December 31, 2002 and December 31, 2001
                            (in thousands)
                              (Unaudited)



                                        December 31,   December 31,
                                           2002          2001 (1)
                                        ------------   ------------

ASSETS
------

Current assets:
  Cash and cash equivalents . . . . . .   $   13,654         10,446
  Trade receivables, net of allowances.      227,579        222,590
  Notes receivable. . . . . . . . . . .        4,165          3,847
  Other receivables . . . . . . . . . .        7,623          8,872
  Prepaid expenses. . . . . . . . . . .       15,142         11,802
  Deferred tax assets . . . . . . . . .       16,624         16,935
  Other assets. . . . . . . . . . . . .       10,760         11,340
                                          ----------     ----------

        Total current assets. . . . . .      295,547        285,832

Property and equipment, at cost,
  less accumulated depreciation . . . .       81,652         92,503
Intangibles resulting from business
  acquisitions and JLW merger,
  net of accumulated amortization . . .      333,821        328,169
Investments in and loans to real estate
  ventures. . . . . . . . . . . . . . .       74,994         64,528
Long-term receivables, net. . . . . . .       15,248         10,427
Prepaid pension asset . . . . . . . . .        9,646         14,384
Deferred tax assets . . . . . . . . . .       29,032         25,770
Debt issuance costs . . . . . . . . . .        4,343          5,407
Other assets, net . . . . . . . . . . .        7,668          8,707
                                          ----------     ----------
                                          $  851,951        835,727
                                          ==========     ==========

                    JONES LANG LASALLE INCORPORATED
                Consolidated Balance Sheets - Continued



                                        December 31,   December 31,
                                           2002          2001 (1)
                                        ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable and
    accrued liabilities . . . . . . . .   $   88,180        107,668
  Accrued compensation. . . . . . . . .      139,513        140,980
  Short-term borrowings . . . . . . . .       15,863         15,497
  Deferred tax liabilities. . . . . . .          819             23
  Other liabilities . . . . . . . . . .       21,411         23,467
                                          ----------     ----------
        Total current liabilities . . .      265,786        287,635

Long-term liabilities:
  Credit facilities . . . . . . . . . .       26,077         60,621
  9% Senior Euro Notes, due 2007. . . .      173,068        146,768
  Deferred tax liabilities. . . . . . .        2,991          6,567
  Other . . . . . . . . . . . . . . . .       17,071         18,966
                                          ----------     ----------
        Total liabilities . . . . . . .      484,993        520,557

Commitments and contingencies

Minority interest in consolidated
  subsidiaries. . . . . . . . . . . . .        --               789

Stockholders' equity:
  Common stock, $.01 par value per
    share, 100,000,000 shares authorized;
    30,896,333 issued, 30,596,333
    outstanding as of December 31, 2002;
    30,183,450 shares issued and
    outstanding as of December 31,
    2001. . . . . . . . . . . . . . . .          309            302
  Additional paid-in capital. . . . . .      494,283        463,926
  Deferred stock compensation . . . . .      (17,321)        (6,038)
  Retained deficit. . . . . . . . . . .      (95,411)      (122,521)
  Stock held in treasury by subsidiary.       (4,659)         --
  Stock held in trust . . . . . . . . .         (460)        (1,658)
  Accumulated other comprehensive income      (9,783)       (19,630)
                                          ----------     ----------
        Total stockholders' equity. . .      366,958        314,381
                                          ----------     ----------
                                          $  851,951        835,727
                                          ==========     ==========















Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED
           Summarized Consolidated Statements of Cash Flows
            Twelve Months Ended December 31, 2002 and 2001
                            (in thousands)
                              (Unaudited)




                                           2002 (6)       2001 (6)
                                          ----------     ----------

Cash provided by earnings . . . . . . .   $   83,402         73,899

Cash used in working capital. . . . . .      (15,033)       (19,796)

Cash used in investing activities . . .      (26,340)       (32,549)

Cash used in financing activities . . .      (38,821)       (29,951)
                                          ----------     ----------

      Net increase (decrease) in cash .        3,208         (8,397)

Cash and cash equivalents,
  beginning of period . . . . . . . . .       10,446         18,843
                                          ----------     ----------
Cash and cash equivalents,
  end of period . . . . . . . . . . . .   $   13,654         10,446
                                          ==========     ==========







































Please reference attached financial statement notes.

                                       JONES LANG LASALLE INCORPORATED
                                Adjusted Consolidated Statements of Earnings
                      For the Three and Twelve Months Ended December 31, 2002 and 2001
                                      (in thousands, except share data)
                                                 (Unaudited)

                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                   2002           2001           2002            2001
                                                 Adjusted       Adjusted       Adjusted        Adjusted
                                                  (1)(7)         (1)(7)         (1)(7)          (1)(7)
                                                ----------     ----------    -----------      ----------
Revenue:
  Fee based services. . . . . . . . . . . .     $  268,153        271,266        831,096         889,633
  Equity in earnings from unconsolidated
    ventures. . . . . . . . . . . . . . . .            176          1,883          2,581           8,560
  Other income. . . . . . . . . . . . . . .          1,987          4,111          6,752           7,256
                                                ----------     ----------     ----------      ----------
        Total revenue . . . . . . . . . . .        270,316        277,260        840,429         905,449

Operating expenses:
  Compensation and benefits . . . . . . . .        165,882        152,298        530,527         545,609
  Operating, administrative and other . . .         53,452         55,212        203,211         222,229
  Depreciation and amortization . . . . . .          8,886         11,954         37,125          47,420
                                                ----------     ----------     ----------      ----------
        Total operating expenses excluding
          non-recurring and restructuring
          charges . . . . . . . . . . . . .        228,220        219,464        770,863         815,258

        Adjusted operating income excluding
          non-recurring and restructuring
          charges . . . . . . . . . . . . .         42,096         57,796         69,566          90,191

Interest expense, net of interest income. .          4,057          4,372         17,024          20,156
                                                ----------     ----------     ----------      ----------
        Adjusted income before provision for
          income taxes, minority interest and
          extraordinary item. . . . . . . .         38,039         53,424         52,542          70,035





                                       JONES LANG LASALLE INCORPORATED
                          Adjusted Consolidated Statements of Earnings - Continued



                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                   2002           2001           2002            2001
                                                 Adjusted       Adjusted       Adjusted        Adjusted
                                                  (1)(7)         (1)(7)         (1)(7)          (1)(7)
                                                ----------     ----------    -----------      ----------

Net provision for income taxes. . . . . . .         12,643         22,333         17,864          29,309
Minority interests in earnings (losses)
  of subsidiaries . . . . . . . . . . . . .           (602)            15            711             228
Extraordinary gain on the buy-out of
  minority interest, net of tax (3) . . . .           (341)         --              (341)          --
                                                ----------     ----------     ----------      ----------
        Adjusted net income excluding
          non-recurring and restructuring
          charges . . . . . . . . . . . . .     $   26,339         31,076         34,308          40,498
                                                ==========     ==========     ==========      ==========

Adjusted income per common share. . . . . .     $     0.83     $     1.00     $     1.08      $     1.31
                                                ==========     ==========     ==========      ==========

Adjusted weighted average shares outstanding    31,739,621     31,111,076     31,854,397      30,975,315
                                                ==========     ==========     ==========      ==========


Adjusted EBITDA Calculation (8)
  Adjusted operating income . . . . . . . .         42,096         57,796         69,566          90,191
  Depreciation and amortization . . . . . .          8,886         11,954         37,125          47,420
  Minority interests in EBITDA. . . . . . .            810            (35)        (1,098)           (612)
                                                ----------     ----------     ----------      ----------
        Adjusted EBITDA . . . . . . . . . .     $   51,792         69,715        105,593         136,999
                                                ==========     ==========     ==========      ==========










Please reference attached financial statement notes.

                                       JONES LANG LASALLE INCORPORATED
     Reconciliation of Generally Accepted Accounting Principles (GAAP) Net Income to Adjusted Net Income
                      For the Three and Twelve Months Ended December 31, 2002 and 2001
                                      (in thousands, except share data)
                                                 (Unaudited)

                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                   2002           2001           2002            2001
                                                ----------     ----------    -----------      ----------
Non-Recurring & Restructuring Charges
-------------------------------------

Impairment of E-Commerce Investments. . . .           (276)         1,049           (276)         18,001

Land Investment & Development Group
  Impairment Charges. . . . . . . . . . . .            975              0          2,979           3,533

2001 Global Restructuring Program
- Compensation & Benefits . . . . . . . . .           (810)        35,727         (1,291)         40,120
- Operating, Administrative & Other . . . .             98         12,316             98          15,578

2002 Global Restructuring Program
- Compensation & Benefits . . . . . . . . .         12,729              0         12,729               0
- Operating, Administrative & Other . . . .            632              0            632               0
                                                ----------     ----------     ----------      ----------

Total Non-Recurring & Restructuring Charges         13,348         49,092         14,871          77,232

Net Benefit for Income Taxes on
  Non-Recurring & Restructuring Charges . .          4,479         14,254          5,027          21,323

Additional Tax Benefit on 2001 Restructuring
  Actions . . . . . . . . . . . . . . . . .              0              0          1,800               0
                                                ----------     ----------     ----------      ----------
Non-Recurring & Restructuring Charges
  After Tax . . . . . . . . . . . . . . . .          8,869         34,838          8,044          55,909

Cumulative Effect of Change in
  Accounting Principle. . . . . . . . . . .              0              0           (846)              0
                                                ----------     ----------     ----------      ----------

Net Adjustment to GAAP Net Income . . . . .          8,869         34,838          7,198          55,909
                                                ==========     ==========     ==========      ==========





                                       JONES LANG LASALLE INCORPORATED
Reconciliation of Generally Accepted Accounting Principles (GAAP) Net Income to Adjusted Net Income - Continued



                                                    THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                               --------------------------    ---------------------------
                                                   2002           2001           2002            2001
                                                ----------     ----------    -----------      ----------

Diluted Weighted Average Shares
  Outstanding . . . . . . . . . . . . . . .     31,739,621     31,111,076     31,854,397      30,975,315

Net Adjustment Per Share. . . . . . . . . .           0.28           1.12           0.23            1.80


GAAP Earnings/(Loss) Per Share. . . . . . .           0.55          (0.13)          0.85           (0.51)

Dilution Impact (9) . . . . . . . . . . . .           0.00           0.01           0.00            0.02

Adjusted Earnings Per Share . . . . . . . .           0.83           1.00           1.08            1.31


























Please reference attached financial statement notes.

                                       JONES LANG LASALLE INCORPORATED
                         CURRENCY ANALYSIS OF REVENUES AND ADJUSTED OPERATING INCOME
                                                (in millions)
                                                 (Unaudited)


                                              Pound                Austra-      US
                                             Sterling               lian      Dollar
                                               (10)        Euro    Dollar      (10)     Other      TOTAL
                                             --------     ------   -------    ------    ------     ------
                                                $           $         $          $        $          $
 REVENUES (1)
  2002
    Q1, 2002  . . . . . . . . . . . . . . .      34.5       32.7       9.2      63.2      25.7      165.3
    Q2, 2002  . . . . . . . . . . . . . . .      46.8       31.9      12.5      70.2      32.9      194.3
    Q3, 2002  . . . . . . . . . . . . . . .      42.7       35.7      11.9      89.8      30.4      210.5
    Q4, 2002  . . . . . . . . . . . . . . .      60.3       44.9      15.3     108.5      41.3      270.3
                                                -----      -----     -----     -----     -----      -----
      Total . . . . . . . . . . . . . . . .     184.3      145.2      48.9     331.7     130.3      840.4
                                                =====      =====     =====     =====     =====      =====
  2001
    Q1, 2001  . . . . . . . . . . . . . . .      46.3       43.1      11.2      77.5      24.3      202.4
    Q2, 2001  . . . . . . . . . . . . . . .      42.6       35.0      10.6      85.7      30.0      203.9
    Q3, 2001  . . . . . . . . . . . . . . .      38.9       39.1      12.5     101.4      29.9      221.8
    Q4, 2001  . . . . . . . . . . . . . . .      61.5       46.8      16.5     113.7      38.8      277.3
                                                -----      -----     -----     -----     -----      -----
      Total . . . . . . . . . . . . . . . .     189.3      164.0      50.8     378.3     123.0      905.4
                                                =====      =====     =====     =====     =====      =====

 ADJUSTED OPERATING INCOME (7)(10)
   2002
    Q1, 2002  . . . . . . . . . . . . . . .      -2.5        3.8      -2.5      -1.0      -1.9       -4.1
    Q2, 2002  . . . . . . . . . . . . . . .       7.2       -0.2      -0.3       4.0       2.6       13.3
    Q3, 2002  . . . . . . . . . . . . . . .       1.8        2.6      -0.1      14.8      -0.8       18.3
    Q4, 2002  . . . . . . . . . . . . . . .      12.3        4.7       6.0      16.4       2.7       42.1
                                                -----      -----     -----     -----     -----      -----
      Total . . . . . . . . . . . . . . . .      18.8       10.9       3.1      34.2       2.6       69.6
                                                =====      =====     =====     =====     =====      =====
  2001
    Q1, 2001  . . . . . . . . . . . . . . .      -0.4        8.7      -0.5      -4.2      -3.5        0.1
    Q2, 2001  . . . . . . . . . . . . . . .       1.8        3.9      -0.8       3.9      -2.4        6.4
    Q3, 2001  . . . . . . . . . . . . . . .      -2.3        9.0      -0.7      23.4      -3.5       25.9
    Q4, 2001  . . . . . . . . . . . . . . .      19.4        8.1       4.9      18.8       6.6       57.8
                                                -----      -----     -----     -----     -----      -----
      Total . . . . . . . . . . . . . . . .      18.5       29.7       2.9      41.9      -2.8       90.2
                                                =====      =====     =====     =====     =====      =====

Please reference attached financial statement notes.

                    JONES LANG LASALLE INCORPORATED
                       Financial Statement Notes


(1) Certain amounts described below have been reclassified to conform with the current presentation.

     Beginning in January 2002, we began accounting for the revenues of our Global Consulting unit on a gross basis, as opposed to netting these revenues into expenses. These revenues amounted to $4.3 million and $10.4 million in the three and twelve months ended December 31, 2001, respectively.

     Beginning in December 2002, pursuant to the FASB's Emerging Issues Task Force ("EITF") No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred", we have reclassified reimbursements received for out-of-pocket expenses to revenues in the income statement, as opposed to being shown as a reduction of expenses. These out-of-pocket expenses amounted to $1.0 million and $4.0 million in the three and twelve months ended December 31, 2001, respectively, and $0.9 million and $2.9 million in the three and twelve months ended December 31, 2002, respectively.

     Beginning in December 2002, pursuant to EITF No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", we have reclassified our burden income, which represents our receipts above our directly reimbursable management services costs, to revenues in the income statement, as opposed to being shown as a reduction of expenses. The amount of reimbursables totaled $2.5 million and $9.3 million in the three and twelve months ended December 31, 2001, respectively, and $2.1 million and $9.7 million in the three and twelve months ended December 31, 2002, respectively.

     Beginning in September of 2002, we aggregated our loans to co-investments with our investments in co-investments. The co-investment loans in the December 31, 2001 balance sheet have been reclassified to conform with this new presentation.

(2) The twelve months ended December 31, 2002 reflect an adjustment made to the first six months of 2002 to separately identify the non-recurring and restructuring charges relating to this period.

(3) In December 2002, we exercised our option to purchase the remaining 45% interest in the joint venture company Jones Lang LaSalle Asset Management Services, which exclusively provides asset management services for all Skandia Life properties in Sweden. The purchase price was below the book value of the assets, resulting in an after-tax extraordinary gain of $341,000.

(4) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, and excludes Minority Interests in EBITDA. For the three and twelve months ended December 31, 2002, EBITDA excludes the cumulative effect of change in accounting principle resulting from the adoption of SFAS 142 and the extraordinary gain on the buy-out of minority interest. Management believes that EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. EBITDA is also used in the calculation of certain covenants related to our revolving credit facility. However, EBITDA should not be considered an alternative to (i) net income (loss) (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or
     (iii) liquidity.

(5) For purposes of this analysis we have determined that the allocation of the non-recurring charges to our segments is not meaningful to investors. Additionally, we evaluate the performance of our segment results without these charges being allocated.

                    JONES LANG LASALLE INCORPORATED
                   Financial Statement Notes - Notes



(6) The consolidated statements of cash flows are presented in summarized form. Please reference our annual Form 10-K for detailed consolidated statements of cash flows.

(7) Adjusted results for the twelve months ended December 31, 2002 exclude the cumulative effect of change in accounting principle relating to the adoption of SFAS 142. Adjusted results for all periods shown also exclude the effects of non-recurring and restructuring charges. The twelve months ended December 31, 2002 reflect an adjustment made to the first six months of 2002 to separately identify the non-recurring and restructuring charges relating to this period. This analysis is not intended to be a presentation in accordance with generally accepted accounting principles (GAAP).

(8) Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, and excludes Minority Interests in EBITDA. For the three and twelve months ended December 31, 2002, Adjusted EBITDA excludes the cumulative effect of change in accounting principle resulting from the adoption of SFAS 142 and the extraordinary gain on the buy-out of minority interest. For all periods shown Adjusted EBITDA also excludes non-recurring and restructuring charges. Management believes that Adjusted EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. However, Adjusted EBITDA should not be considered an alternative to (i) net income (loss) (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or (iii) liquidity.

(9) Dilution impact represents the impact of including common stock equivalents in the fully diluted weighted average shares outstanding when converting GAAP results for the three and twelve months ended December 31, 2001 to Adjusted. As a result of the GAAP net loss for the three and twelve months ended December 31, 2001, the diluted weighted average shares outstanding do not include common stock equivalents, as to do so would be anti-dilutive. However, due to an Adjusted net income for these periods, common stock equivalents are included in the diluted weighted average shares outstanding.

(10) The objective of this presentation is to provide guidance as to the key currencies that the Company does business in and their significance to reported revenues and adjusted operating income. The adjusted operating income sourced in pound sterling and US dollars understates the profitability of the businesses in the United Kingdom and America because it includes the locally incurred expenses of our global offices in London and Chicago, respectively, as well as the European regional office in London. The revenues and adjusted operating income of the global investment management business are allocated to their underlying currency, which means that this analysis may not be consistent with the performance of the geographic OOS segments. In particular, as incentive fees are earned by this business, there may be significant shifts in the geographic mix of revenues and adjusted operating income.